Exhibit 99.1

Acushnet Holdings Corp. Announces
Second Quarter and First Half 2020 Financial Results

Second Quarter and First Half 2020 Financial Results
•The COVID-19 pandemic and resulting government mandated shutdowns impacted net sales, results of operations and adjusted EBITDA significantly
•Second quarter net sales of $300.0 million, down 35.1% year over year, down 34.1% in constant currency
•First half net sales of $708.7 million, down 20.9% year over year, down 19.8% in constant currency
•Second quarter net income attributable to Acushnet Holdings Corp. of $2.3 million, down 94.0% year over year
•First half net income attributable to Acushnet Holdings Corp. of $11.2 million, down 84.7% year over year
•Second quarter Adjusted EBITDA of $33.1 million, down 56.3% year over year
•First half Adjusted EBITDA of $85.9 million, down 38.6% year over year

FAIRHAVEN, MA – August 5, 2020 – Acushnet Holdings Corp. (NYSE: GOLF) ("Acushnet"), a global leader in the design, development, manufacture and distribution of performance-driven golf products, today reported financial results for the three and six months ended June 30, 2020.
“After a challenging start to the second quarter, the game of golf, with its outdoor field of play and ease of social distancing, has been in high demand in recent months and the broader golf community has done great work to safely welcome golfers back from shutdown and accommodate increased interest in the sport,” stated David Maher, Acushnet's President and Chief Executive Officer. “Following the re-opening of our production facilities and distribution centers in late May, we have seen strong demand across all segments of our business, and most notably for Titleist golf balls, which have directly benefited from increased rounds of play.”

Mr. Maher continued, “My fellow Acushnet associates have effectively embraced new safety and social distancing protocols throughout our organization, and I am especially appreciative of their dedication and resolve during these unprecedented times.”

Impact of COVID-19 on our Business

Through the second quarter of 2020, our business was significantly disrupted by the COVID-19 pandemic. In Asia, our operations were impacted earlier in the year and are at varying stages of recovery, with Korea nearly fully recovered and other markets continuing to progress. In the United States and Europe, as a result of government-ordered shutdowns, most on-course retail pro shops and off-course retail partner locations were closed for some portion of March, most of April and part of May 2020. Also, as a result of these orders, we were forced to temporarily close or substantially limit our operations in our manufacturing facilities and distribution centers in the United States and Europe from the end of March until mid-May 2020.

Given the uncertainty of the COVID-19 pandemic, we drew down $200.0 million under our revolving credit facility on April 1, 2020, which we subsequently repaid on June 30, 2020. On July 3, 2020, we amended our credit agreement to, among other things, provide debt covenant relief for each of the fiscal quarters ending between September 30, 2020 and September 30, 2021. As of June 30, 2020, we had approximately $109 million of unrestricted cash and $220 million of availability under our revolving credit facility.

Our manufacturing facilities and distribution centers were re-opened in mid-May 2020. By the end of June 2020, substantially all of the golf courses, on-course retail pro shops and off-course retail partner locations in the United States and Europe had re-opened. Rounds of play and consumer demand significantly increased in June and July 2020; however, there is no assurance that this trend will continue or that any resurgence of the COVID-19 pandemic will not cause further disruption to our business.

Summary of Second Quarter 2020 Financial Results

	Three months ended June 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
Net sales	$300.0	$462.2	$(162.2)	(35.1)%	$(157.6)	(34.1)%
Net income attributable to Acushnet Holdings Corp.	$2.3	$38.5	$(36.2)	(94.0)%
Adjusted EBITDA	$33.1	$75.7	$(42.6)	(56.3)%

Consolidated net sales for the quarter decreased by 35.1%. On a constant currency basis, consolidated net sales were down 34.1%, with all reportable segments down because of the impact of the COVID-19 pandemic. The decrease in net sales was partially offset by results from KJUS, which we acquired in the third quarter of 2019. The results from KJUS have not been allocated to any of our reportable segments.

On a geographic basis, net sales in the United States decreased by 43.3% in the quarter as a result of the impact of the COVID-19 pandemic. Net sales were lower across all reportable segments, with Titleist golf balls sales down $50.7 million, FootJoy golf wear sales down $28.8 million, Titleist golf clubs sales down $25.8 million and Titleist golf gear sales down $7.9 million. The decrease in net sales was partially offset by results from KJUS.

Net sales in regions outside of the United States were also negatively impacted by the COVID-19 pandemic. Net sales in regions outside the United States were down 24.8% and down 22.6% on a constant currency basis. This decrease in net sales was due to decreases in sales volumes across all reportable segments as a result of the impact of the COVID-19 pandemic in all regions except Korea. Korea net sales increased primarily due to higher sales volumes from FootJoy golf wear in all product categories and Titleist golf clubs.

Segment specifics:
•Net sales across all of our reportable segments were down as a result of the impact of the COVID-19 pandemic on sales volumes.

•41.1% decrease in net sales (40.3% decrease on a constant currency basis) of Titleist golf balls.

•32.3% decrease in net sales (31.6% decrease on a constant currency basis) of Titleist golf clubs.

•30.8% decrease in net sales (29.9% decrease on a constant currency basis) of Titleist golf gear.

•40.1% decrease in net sales (39.2% decrease on a constant currency basis) in FootJoy golf wear.

Net income attributable to Acushnet Holdings Corp. decreased by $36.2 million to $2.3 million, down 94.0% year over year, primarily as a result of a decrease in income from operations, partially offset by a decrease in income tax expense.
Adjusted EBITDA was $33.1 million, down 56.3% year over year. Adjusted EBITDA margin was 11.0% for the second quarter versus 16.4% for the prior year period.

Summary of First Six Months 2020 Financial Results

	Six months ended June 30,		Increase/(Decrease)		Constant Currency Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
Net sales	$708.7	$895.9	$(187.2)	(20.9)%	$(177.4)	(19.8)%
Net income attributable to Acushnet Holdings Corp.	$11.2	$73.4	$(62.2)	(84.7)%
Adjusted EBITDA	$85.9	$139.9	$(54.0)	(38.6)%
Consolidated net sales for the first six months decreased by 20.9%. On a constant currency basis, consolidated net sales were down 19.8% due to decreases across all reportable segments primarily as a result of the impact of the COVID-19 pandemic. The decrease in net sales was partially offset by results from KJUS.

On a geographic basis, net sales in the United States decreased by 26.8% in the six month period as a result of the impact of the COVID-19 pandemic. Net sales were lower across all reportable segments, with Titleist golf balls sales down $68.1 million, FootJoy golf wear sales down $31.3 million, Titleist golf clubs sales down $26.4 million and Titleist golf gear sales down $9.8 million. The decrease in net sales was partially offset by results from KJUS.

Net sales in regions outside of the United States were also negatively impacted by the COVID-19 pandemic. Net sales in regions outside the United States were down 13.9% and down 11.5% on a constant currency basis. This decrease in net sales was due to decreases in sales volumes across all reportable segments, primarily as a result of the impact of the COVID-19 pandemic in all regions except Korea. Korea net sales increased across all reportable segments with the exception of Titleist golf gear, which decreased slightly. Additionally, results from KJUS partially offset declines in EMEA.

Segment specifics:
•Net sales across all of our reportable segments were down as a result of the impact of the COVID-19 pandemic on sales volumes.
•30.7% decrease in net sales (29.8% decrease on a constant currency basis) of Titleist golf balls.

•16.5% decrease in net sales (15.7% decrease on a constant currency basis) of Titleist golf clubs.

•17.5% decrease in net sales (16.1% decrease on a constant currency basis) of Titleist golf gear.

•22.1% decrease in net sales (21.1% decrease on a constant currency basis) in FootJoy golf wear.

Net income attributable to Acushnet Holdings Corp. decreased by $62.2 million to $11.2 million, down 84.7% year over year, primarily as a result of a decrease in income from operations, partially offset by a decrease in income tax expense.
Adjusted EBITDA was $85.9 million, down 38.6% year over year. Adjusted EBITDA margin was 12.1% for the first six months versus 15.6% for the prior year period.

Cash Dividend and Share Repurchase
Acushnet's Board of Directors today declared a quarterly cash dividend in an amount of $0.155 per share of common stock. The dividend will be payable on September 18, 2020 to shareholders of record on September 4, 2020. The number of shares outstanding as of July 31, 2020 was 74,294,130.
There were no share repurchases made during the second quarter. As reported previously, in April 2020, the Company temporarily suspended stock repurchases under its share repurchase program in light of the COVID-19 pandemic. The Company has the ability to resume repurchases in its discretion.

2020 Outlook
Given the high degree of uncertainty related to the COVID-19 pandemic, the Company has withdrawn all previously issued fiscal 2020 guidance and the Company is not providing further guidance at this time.
Investor Conference Call
Acushnet will hold a conference call at 8:30 am (Eastern Time) on August 5, 2020 to discuss the financial results and host a question and answer session. A live webcast of the conference call will be accessible at www.AcushnetHoldingsCorp.com/ir. A replay archive of the webcast will be available shortly after the call concludes.
About Acushnet Holdings Corp.
We are the global leader in the design, development, manufacture and distribution of performance-driven golf products, which are widely recognized for their quality excellence. Driven by our focus on dedicated and discerning golfers and the golf shops that serve them, we believe we are the most authentic and enduring company in the golf industry. Our mission - to be the performance and quality leader in every golf product category in which we compete - has remained consistent since we entered the golf ball business in 1932. Today, we are the steward of two of the most revered brands in golf – Titleist, one of golf’s leading performance equipment brands, and FootJoy, one of golf’s leading performance wear brands. Additional information can be found at www.acushnetholdingscorp.com.

Forward-Looking Statements
This press release includes forward-looking statements that reflect our current views with respect to, among other things, our 2020 outlook, our operations, our financial performance and the impact of the COVID-19 pandemic on our business. These forward-looking statements are included throughout this press release and relate to matters such as our industry, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information such as our anticipated consolidated net sales, consolidated net sales on a constant currency basis and adjusted EBITDA. We use words like “guidance,” “outlook,” “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable” and similar terms and phrases to identify forward-looking statements in this press release.

The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. Important factors that could cause or contribute to such differences include: the duration and impact of the COVID-19 pandemic, which may precipitate or exacerbate one or more of the following risks and uncertainties; a reduction in the number of rounds of golf played or in the number of golf participants; unfavorable weather conditions may impact the number of playable days and rounds played in a given year; consumer spending habits and macroeconomic factors may affect the number of rounds of golf played and related spending on golf products; demographic factors may affect the number of golf participants and related spending on our products; a significant disruption in the operations of our manufacturing, assembly or distribution facilities; our ability to procure raw materials or components of our products; a disruption in the operations of our suppliers; the cost of raw materials and components; currency transaction and translation risk; our ability to successfully manage the frequent introduction of new products or satisfy changing consumer preferences, quality and regulatory standards; our reliance on technical innovation and high-quality products; changes to the Rules of Golf with respect to equipment; our ability to adequately enforce and protect our intellectual property rights; involvement in lawsuits to protect, defend or enforce our intellectual property rights; our ability to prevent infringement of intellectual property rights by others; changes to patent laws; intense competition and our ability to maintain a competitive advantage in each of our markets; limited opportunities for future growth in sales of certain of our products, including golf balls, golf shoes and golf gloves; our customers’ financial condition, their levels of business activity and their ability to pay trade obligations; a decrease in corporate spending on our custom logo golf balls; our ability to maintain and further develop our sales channels; consolidation of retailers or concentration of retail market share; our ability to maintain and enhance our brands; seasonal fluctuations of our business; fluctuations of our business based on the timing of new product introductions; risks associated with doing business globally; compliance with laws, regulations and policies, including the U.S. Foreign Corrupt Practices Act or other applicable anti-corruption legislation, as well as federal, state and local policies and executive orders regarding the COVID-19 pandemic; our ability to secure professional golfers to endorse or use our products; negative publicity relating to us or the golfers who use our products or the golf industry in general; our ability to accurately forecast demand for our products; a disruption in the service or a significant increase in the cost, of our primary delivery and shipping services or a significant disruption at shipping ports; our ability to maintain our information systems to adequately perform their functions; cybersecurity risks; the ability of our eCommerce systems to function effectively;

impairment of goodwill and identifiable intangible assets; our ability to attract and/or retain management and other key employees and hire qualified management, technical and manufacturing personnel; our ability to prohibit sales of our products by unauthorized retailers or distributors; our ability to grow our presence in existing international markets and expand into additional international markets; tax uncertainties, including potential changes in tax laws, unanticipated tax liabilities and limitations on utilization of tax attributes after any change of control; adequate levels of coverage of our insurance policies; product liability, warranty and recall claims; litigation and other regulatory proceedings; compliance with environmental, health and safety laws and regulations; our ability to secure additional capital at all or on terms acceptable to us and potential dilution of holders of our common stock; risks associated with acquisitions and investments; our estimates or judgments relating to our critical accounting estimates; terrorist activities and international political instability; occurrence of natural disasters or pandemic diseases, including the COVID-19 pandemic; our substantial leverage, ability to service our indebtedness, ability to incur more indebtedness and restrictions in the agreements governing our indebtedness; our use of derivative financial instruments; the ability of our controlling shareholder to control significant corporate activities, and that our controlling shareholder’s interests may conflict with yours; our status as a controlled company; the market price of shares of our common stock; our ability to maintain effective internal controls over financial reporting; our ability to pay dividends; our status as a holding company; dilution from future issuances or sales of our common stock; anti-takeover provisions in our organizational documents and Delaware law; reports from securities analysts; and the other factors set forth in the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission ("SEC") on February 27, 2020 as it may be updated by our periodic reports subsequently filed with the SEC. These factors should not be construed as exhaustive. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements.

Any forward-looking statement made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments or other strategic transactions we may make. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Media Contact:
AcushnetPR@icrinc.com
Investor Contact:
IR@AcushnetGolf.com

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share amounts)	2020	2019	2020	2019
Net sales	$300,002	$462,218	$708,743	$895,920
Cost of goods sold	143,545	216,175	351,331	427,720
Gross profit	156,457	246,043	357,412	468,200
Operating expenses:
Selling, general and administrative	130,535	170,223	283,258	325,649
Research and development	11,132	12,920	24,352	25,671
Intangible amortization	1,955	1,765	3,911	3,518
Restructuring charges	1,104	—	12,732	—
Income from operations	11,731	61,135	33,159	113,362
Interest expense, net	4,402	5,213	8,525	10,096
Other expense (income), net	4,174	781	4,864	(189)
Income before income taxes	3,155	55,141	19,770	103,455
Income tax (benefit) expense	(598)	16,239	7,042	28,514
Net income	3,753	38,902	12,728	74,941
Less: Net income attributable to noncontrolling interests	(1,440)	(414)	(1,538)	(1,527)
Net income attributable to Acushnet Holdings Corp.	$2,313	$38,488	$11,190	$73,414

Net income per common share attributable to Acushnet Holdings Corp.:
Basic	$0.03	$0.51	$0.15	$0.97
Diluted	0.03	0.51	0.15	0.97
Weighted average number of common shares:
Basic	74,252,981	75,618,717	74,394,967	75,811,780
Diluted	74,875,219	75,858,114	74,983,411	76,060,003

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
(in thousands, except share and per share amounts)	2020	2019
Assets
Current assets
Cash and restricted cash ($12,578 and $8,514 attributable to the FootJoy golf shoe joint venture ("JV"))	$111,029	$34,184
Accounts receivable, net	271,643	215,428
Inventories ($5,897 and $11,958 attributable to the FootJoy JV)	363,785	398,368
Prepaid and other assets	92,283	94,838
Total current assets	838,740	742,818
Property, plant and equipment, net ($10,870 and $11,374 attributable to the FootJoy JV)	223,305	231,575
Goodwill ($32,312 and $32,312 attributable to the FootJoy JV)	213,112	214,056
Intangible assets, net	476,990	480,794
Deferred income taxes	72,811	70,541
Other assets ($2,479 and $2,517 attributable to the FootJoy JV)	72,761	77,265
Total assets	$1,897,719	$1,817,049
Liabilities, Redeemable Noncontrolling Interest and Shareholders' Equity
Current liabilities
Short-term debt	$180,619	$54,123
Current portion of long-term debt	17,500	17,500
Accounts payable ($3,533 and $8,360 attributable to the FootJoy JV)	76,851	102,335
Accrued taxes	34,292	36,032
Accrued compensation and benefits ($2,362 and $3,542 attributable to the FootJoy JV)	64,862	72,465
Accrued expenses and other liabilities ($3,577 and $4,468 attributable to the FootJoy JV)	91,252	76,663
Total current liabilities	465,376	359,118
Long-term debt	322,427	330,701
Deferred income taxes	4,447	4,837
Accrued pension and other postretirement benefits	122,702	118,852
Other noncurrent liabilities ($5,109 and $5,202 attributable to the FootJoy JV)	49,480	51,908
Total liabilities	964,432	865,416
Redeemable noncontrolling interest	316	807
Shareholders' equity
Common stock, $0.001 par value, 500,000,000 shares authorized; 75,655,646 and 75,619,587 shares issued	76	76
Additional paid-in capital	916,097	910,507
Accumulated other comprehensive loss, net of tax	(111,573)	(112,028)
Retained earnings	138,733	151,039
Treasury stock, at cost; 1,671,754 shares and 1,183,966 shares (including 299,894 and 56,000 of accrued share repurchases)	(45,106)	(31,154)
Total equity attributable to Acushnet Holdings Corp.	898,227	918,440
Noncontrolling interests	34,744	32,386
Total shareholders' equity	932,971	950,826
Total liabilities, redeemable noncontrolling interest and shareholders' equity	$1,897,719	$1,817,049

ACUSHNET HOLDINGS CORP.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six months ended June 30,
(in thousands)	2020	2019
Cash flows from operating activities
Net income	$12,728	$74,941
Adjustments to reconcile net income to cash (used in) provided by operating activities
Depreciation and amortization	20,571	19,596
Unrealized foreign exchange losses	2,184	730
Amortization of debt issuance costs	425	738
Share-based compensation	6,403	5,386
(Gain) loss on disposals of property, plant and equipment	(53)	2
Deferred income taxes	(4,244)	17,355
Changes in operating assets and liabilities	(38,853)	(78,737)
Cash flows (used in) provided by operating activities	(839)	40,011
Cash flows from investing activities
Additions to property, plant and equipment	(10,355)	(10,595)
Cash flows used in investing activities	(10,355)	(10,595)
Cash flows from financing activities
Proceeds from short-term borrowings, net	127,616	41,939
Repayments of term loan facility	(8,750)	—
Repayments of delayed draw term loan A facility	—	(3,750)
Repayment of term loan A facility	—	(14,063)
Purchases of common stock	(6,976)	(6,178)
Debt issuance costs	(14)	—
Dividends paid on common stock	(23,034)	(22,433)
Dividends paid to noncontrolling interests	—	(1,853)
Payment of employee restricted stock tax withholdings	(496)	(10,924)
Cash flows provided by (used in) financing activities	88,346	(17,262)
Effect of foreign exchange rate changes on cash and restricted cash	(307)	(202)
Net increase in cash and restricted cash	76,845	11,952
Cash and restricted cash, beginning of year	34,184	31,014
Cash and restricted cash, end of period	$111,029	$42,966

ACUSHNET HOLDINGS CORP.
Supplemental Net Sales Information (Unaudited)
Second Quarter Net Sales by Segment

	Three months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
Titleist golf balls	$102.1	$173.3	$(71.2)	(41.1)%	$(69.9)	(40.3)%
Titleist golf clubs	72.4	107.0	(34.6)	(32.3)%	(33.8)	(31.6)%
Titleist golf gear	32.4	46.8	(14.4)	(30.8)%	(14.0)	(29.9)%
FootJoy golf wear	68.3	114.1	(45.8)	(40.1)%	(44.7)	(39.2)%
Second Quarter Net Sales by Region

	Three months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
United States	$145.2	$256.3	$(111.1)	(43.3)%	$(111.1)	(43.3)%
EMEA	34.1	60.0	(25.9)	(43.2)%	(25.0)	(41.7)%
Japan	22.1	38.8	(16.7)	(43.0)%	(17.2)	(44.3)%
Korea	65.9	60.4	5.5	9.1%	8.7	14.4%
Rest of world	32.7	46.7	(14.0)	(30.0)%	(13.0)	(27.8)%
Total net sales	$300.0	$462.2	$(162.2)	(35.1)%	$(157.6)	(34.1)%

Six Months Net Sales by Segment

	Six months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
Titleist golf balls	$218.4	$315.0	$(96.6)	(30.7)%	$(94.0)	(29.8)%
Titleist golf clubs	165.6	198.3	(32.7)	(16.5)%	(31.1)	(15.7)%
Titleist golf gear	75.9	92.0	(16.1)	(17.5)%	(14.8)	(16.1)%
FootJoy golf wear	198.7	255.1	(56.4)	(22.1)%	(53.8)	(21.1)%
Six Months Net Sales by Region

	Six months ended				Constant Currency
	June 30,		Increase/(Decrease)		Increase/(Decrease)
(in millions)	2020	2019	$ change	% change	$ change	% change
United States	$356.2	$486.7	$(130.5)	(26.8)%	$(130.5)	(26.8)%
EMEA	108.8	131.1	(22.3)	(17.0)%	(19.7)	(15.0)%
Japan	59.7	79.5	(19.8)	(24.9)%	(21.0)	(26.4)%
Korea	116.3	109.5	6.8	6.2%	13.2	12.1%
Rest of world	67.7	89.1	(21.4)	(24.0)%	(19.4)	(21.8)%
Total net sales	$708.7	$895.9	$(187.2)	(20.9)%	$(177.4)	(19.8)%

ACUSHNET HOLDINGS CORP.
Reconciliation of GAAP to Non-GAAP Measures
(Unaudited)

Use of Non-GAAP Financial Measures
The Company reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). However, this release includes the non-GAAP financial measures of net sales in constant currency, Adjusted EBITDA and Adjusted EBITDA margin. These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant to understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net sales, net income or other measures of profitability or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly-titled measures used by other companies.
We use net sales on a constant currency basis to evaluate the sales performance of our business in period over period comparisons and for forecasting our business going forward. Constant currency information allows us to estimate what our sales performance would have been without changes in foreign currency exchange rates. This information is calculated by taking the current period local currency sales and translating them into U.S. dollars based upon the foreign currency exchange rates for the applicable comparable prior period. This constant currency information should not be considered in isolation or as a substitute for any measure derived in accordance with GAAP. Our presentation of constant currency information may not be consistent with the manner in which similar measures are derived or used by other companies.
Adjusted EBITDA represents net income attributable to Acushnet Holdings Corp. adjusted for interest expense, net, income tax expense (benefit), depreciation and amortization and other items defined in the agreement, including: share-based compensation expense; restructuring and transformation costs; certain transaction fees; extraordinary, unusual or non-recurring losses or charges; indemnification expense (income); certain pension settlement costs; certain other non-cash (gains) losses, net and the net income relating to noncontrolling interests. We define Adjusted EBITDA in a manner consistent with the term “Consolidated EBITDA” as it is defined in our credit agreement.
We present Adjusted EBITDA as a supplemental measure because it excludes the impact of certain items that we do not consider indicative of our ongoing operating performance. Management uses Adjusted EBITDA to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business.
We believe Adjusted EBITDA provides useful information to investors regarding our consolidated operating performance. By presenting Adjusted EBITDA, we provide a basis for comparison of our business operations between different periods by excluding items that we do not believe are indicative of our core operating performance.
Adjusted EBITDA is not a measurement of financial performance under GAAP. It should not be considered an alternative to net income attributable to Acushnet Holdings Corp. as a measure of our operating performance or any other measure of performance derived in accordance with GAAP. In addition, Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items, or affected by similar non-recurring items. Adjusted EBITDA has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP. Our definition and calculation of Adjusted EBITDA is not necessarily comparable to other similarly titled measures used by other companies due to different methods of calculation.
We also use Adjusted EBITDA margin on a consolidated basis, which measures our Adjusted EBITDA as a percentage of net sales, because our management uses it to evaluate the effectiveness of our business strategies, assess our consolidated operating performance and make decisions regarding pricing of our products, go to market execution and costs to incur across our business. We present Adjusted EBITDA margin as a supplemental measure of our operating performance because it excludes the impact of certain items that we do not consider indicative of our ongoing operating performance. Adjusted EBITDA margin is not a measurement of financial performance under GAAP. It should not be considered an alternative to any measure of performance derived in accordance with GAAP.
The following table presents reconciliations of net income attributable to Acushnet Holdings Corp. to Adjusted EBITDA for the periods presented (dollars in thousands):

	Three months ended		Six months ended
	June 30,		June 30,
	2020	2019	2020	2019
Net income attributable to Acushnet Holdings Corp.	$2,313	$38,488	$11,190	$73,414
Interest expense, net	4,402	5,213	8,525	10,096
Income tax (benefit) expense	(598)	16,239	7,042	28,514
Depreciation and amortization	10,302	9,799	20,571	19,596
Share-based compensation	4,216	3,601	6,403	5,386
Restructuring & transformation costs (1)	1,439	—	13,067	—
Transaction fees	—	1,947	—	1,947
Other extraordinary, unusual or non-recurring items, net (2)	9,557	(46)	17,543	(600)
Net income attributable to noncontrolling interests	1,440	414	1,538	1,527
Adjusted EBITDA	$33,071	$75,655	$85,879	$139,880
Adjusted EBITDA margin	11.0%	16.4%	12.1%	15.6%
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(1)Relates to severance and other costs associated with management's approved restructuring program to refine the Company's business model and improve operational efficiencies.
(2)Includes salaries and benefits paid for associates who could not work due to government mandated shutdowns, fringe benefits paid for furloughed associates, spoiled raw materials, incremental costs to support remote work and the cost of additional health and safety equipment of $6.0 million and $13.5 million during the three and six months ended June 30, 2020, respectively. Additionally includes $3.9 million of pension settlement costs related to lump-sum distributions to participants in our defined benefit plans as a result of the voluntary retirement plan as part of management’s approved restructuring program during both the three and six months ended June 30, 2020.